Exhibit 11. Statement re computation of per share earnings

TORCHMARK CORPORATION  COMPUTATION OF EARNINGS PER SHARE

	Twelve months ended December 31,
	2002	2001	2000
Income from continuing operations before extraordinary item and cumulative effect of change in accounting principle	$383,435,000	$390,930,000	$361,833,000
Loss from discontinued operations (net of applicable tax benefit)	-0-	(3,280,000)	-0-

Income before extraordinary item and change in accounting principle	383,435,000	387,650,000	361,833,000
Gain (loss) on redemption of debt (net of applicable tax)	(2,000)	(277,000)	202,000
Loss on redemption of monthly income preferred securities (net of tax)	-0-	(4,276,000)	-0-

Income before cumulative effect of change in accounting principle	383,433,000	383,097,000	362,035,000
Cumulative effect of change in accounting principle (net of applicable tax)	-0-	(26,584,000)	-0-

Net Income	$383,433,000	$356,513,000	$362,035,000

Basic weighted average shares outstanding	120,258,685	125,134,535	128,089,235
Diluted weighted average shares outstanding	120,669,115	125,860,937	128,353,404

Basic earnings per share:
Income from continuing operations before extraordinary item and cumulative effect of change in accounting principle	$3.19	$3.12	$2.83
Loss from discontinued operations (net of applicable tax benefit)	-0-	(.02)	-0-

Income before extraordinary item and change in accounting principle	3.19	3.10	2.83
Loss on redemption of debt (net of applicable tax benefit)	-0-	-0-	-0-
Loss on redemption of monthly income preferred securities	-0-	(.04)	-0-

Income before cumulative effect of change in accounting principle	3.19	3.06	2.83
Cumulative effect of change in accounting principle (net of applicable tax)	-0-	(.21)	-0-

Net Income	$3.19	$2.85	$2.83

Diluted earnings per share:
Income from continuing operations before extraordinary item and cumulative effect of change in accounting principle	$3.18	$3.11	$2.82
Loss from discontinued operations (net of applicable tax benefit)	-0-	(.03)	-0-

Income before extraordinary item and change in accounting principle	3.18	3.08	2.82
Loss on redemption of debt (net of applicable tax benefit)	-0-	-0-	-0-
Loss on redemption of monthly income preferred securities	-0-	(.04)	-0-

Income before cumulative effect of change in accounting principle	3.18	3.04	2.82
Cumulative effect of change in accounting principle (net of applicable tax)	-0-	(.21)	-0-

Net Income	$3.18	$2.83	$2.82

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